CUSIP  SERVICE  BUREAU                                             Exhibit  1  I

STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc. 55 Water Street, New York, NY l0041

February  08,  2001

Randy  Larson
VTAA  INTERNATIONAL,  INC.
1027  SOUTH  RAINBOW  BLVD
LAS  VEGAS,  NV  89145

Mr.  Randy  Larson

This is in response to your request for the EXPRESS assignment of a Corporate CUSIP Number to:

ISSUER  :  WTAA  INTL  INC
CUSIP  Issuer  Number:  92933Q

IMPORTANT  NOTICE:

     The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation bv the CUSIP Service Bureau within 10 days of the offering date.

     E-Mail  addresses  for  electronic  documents:          Print  documents:

Corporate      cusip_corp@mgh.com                       CUSIF Service Bureau
Municipal      cusip_muni@mgh.com                       Standard & Poor's CUSIP Service Bureau
PPN            cusip_ppn@mgh.com                        55 Water Street, 47th Floor
International  cusip_global@mgh.com                     New York, NY 10041


     'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (wvw.cusip.com), click the CUSIPRequest button.

     Please call me at (212) 438-6565 with any questions.

                                Sincerely yours,

                                 Gerard Faulkner
                                      Manager
                                      CUSIP  Service  Bureau

     The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be construed as, an endorsement of such security, a recommendation to purchase, sell or hold such security or an opinion as to the legal validity of such security.

     CUSIF Trademark of the Committee on Uniform Security Identification Procedures. The American Bankers Association.

CUSIP NUMBER    ISIN NUMBER      ISSUE DESCRIPTION            RATE      MATURITY
92933Q 20 0     US92933Q2003     COM  NEW